Exhibit 3.1.3

Authorisation Code : 452891173950 www.verify.gov.ky 29 September 2025 AY-424123 Certificate of Incorporation on Change of Name I DO HEREBY CERTIFY that Given under my hand and Seal at George Town in the Island of Grand Cayman this 26th day of September Two Thousand Twenty-Five An Authorised Officer, Registry of Companies, having by Special resolution dated 26th day of September Two Thousand Twenty-Five changed its name, is now incorporated under name of Cayman Islands. BOF Tech Acquisition Corporation BTECH Corporation